                                                                    EXHIBIT 3(C)

                       STOCK AND NOTES PLEDGE AGREEMENT
                       --------------------------------


          THIS STOCK AND NOTES PLEDGE AGREEMENT (this "Agreement"), dated as of
                                                       ---------
April 15, 1996, between BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                  --------
CORPORATION, a Delaware corporation ("ING"), as Agent (in such capacity, the
                                      ---
"Agent") for itself and the other lenders (ING and such other lenders,
- ------
collectively, the "Lenders") as are, or may from time to time become, parties to
                   -------
the Credit Agreement (as defined below).


                             W I T N E S S E T H:
                             -------------------

RECITALS.

     A. Pursuant to a Stock Purchase Agreement, dated as of March 18, 1996, between the Borrower and the Estate of Dr. Stanley J. Sarnoff (the "Estate"),
                                                                    ------
the Borrower has agreed to acquire 1,888,126 shares (the "STI Shares") of Common
                                                          ----------
Stock, $0.10 par value, of Survival Technology, Inc., a Delaware corporation ("STI");
  ---

     B. The Borrower, the Lenders and the Agent have entered into a Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the
                                 ----------------
Lenders have agreed to make available Loans to the Borrower, as more specifically set forth in the Credit Agreement;

     C. The initial Loans are to be used by the Borrower to finance in part the purchase of the STI Shares; and

     D. The Borrower is the holder of shares of capital stock of its Subsidiaries and is the holder of certain other instruments and securities.

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged by it, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, the Borrower agrees with the Agent, for its benefit and the ratable benefit of the Lenders, as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          SECTION 1.1.   Certain Terms.  The following terms (whether or not
                         -------------
underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Collateral" means, collectively, (a) the Pledged Shares; (b) the
           ----------
Pledged Notes; (c) all other Pledged Property, whether now or hereafter delivered to the Agent in connection with this Agreement; and (d) all proceeds of any of the foregoing.

          "Default" means any Event of Default or any condition or event which,
           -------
after notice or lapse of time or both, would constitute an Event of Default.

          "Distributions" mean all stock dividends, liquidating dividends,
           -------------
shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not mean Dividends.

          "Dividends" means cash dividends and cash distributions with respect
           ---------
to any Pledged Shares made out of capital surplus.

          "Event of Default" means any event described in Section 5.1.
           ----------------                               -----------

          "Initial Pledged Shares" means the capital stock more particularly
           ----------------------
described in Attachment 1 hereto as of the Closing Date.
             ------------

          "Initial Pledged Notes" means the promissory notes more particularly
           ---------------------
described in Attachment 2 hereto as of the Closing Date.
             ------------

          "Pledged Notes" means the Initial Pledged Notes and all other
           -------------
promissory notes now or hereafter delivered by the Borrower to the Agent as Pledged Property hereunder and more particularly described on Attachment 1
                                                              ------------
hereto, as amended and supplemented from time to time.

          "Pledged Property" means (a) all Pledged Shares and all Dividends,
           ----------------
Distributions, securities, cash, instruments, interest payments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and (b) the Pledged Notes and the instruments evidencing the Pledged Notes, and all interest, cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Notes.

          "Pledged Shares" means the Initial Pledged Shares and all other
           --------------
capital stock now or hereafter delivered by the Borrower to the Agent as Pledged Property hereunder and more particularly described in Attachment 2 hereto, as
                                                      ------------
amended and supplemented from time to time.

          "ratable" or "ratably" means, in the context of a distribution of
           -------      -------
Collateral or a distribution of proceeds of any of the Collateral, an allocation of such Collateral or proceeds among the Lenders pro rata in accordance with
                                                 --------
their respective portion of the aggregate dollar amount of the Secured Obligations to which the distribution is being applied.

          "Secured Obligations" means, collectively, the obligations of the
           -------------------
Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, its "Obligations" (as that term is defined in the Credit Agreement).

          "STI Shares" is defined in Recital A.
           ----------                ---------

          "U.C.C." means the Uniform Commercial Code as in effect on the date
           ------
hereof in the State of New York; provided that if by reason of mandatory
                                 --------
provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 1.2.   Credit Agreement Definitions, Cross-References, etc.
                         ----------------------------------------------------
Capitalized terms used herein (including the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in this Agreement, the Credit Agreement or any other Loan Document to this "Agreement" or the "Pledge Agreement" shall mean this Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative. References in this Agreement to any Section, unless otherwise specified, are references to such Section of this Agreement, and references in such Section to any subsection or clause, unless otherwise specified, are references to such subsection or clause of such Section.

          SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or
                       ------------------
the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE 2

                                    PLEDGE

          SECTION 2.1.   Grant of Security Interest.  The Borrower hereby
                         --------------------------
pledges, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Agent, for its benefit and the ratable benefit of the Lenders, and hereby grants to the Agent, for its benefit and the ratable benefit of the Lenders, a continuing security interest in and to, all of the Collateral.

          SECTION 2.2.   Security for Secured Obligations. This Agreement and
                         --------------------------------
the Collateral secure the payment in full and performance of all Secured Obligations.

          SECTION 2.3.   Delivery of Pledged Property; Registration of Pledge,
                         -----------------------------------------------------
Transfer, etc.  All certificates and instruments representing or evidencing any
- -------------
Collateral, including all Pledged Shares and Pledged Notes, shall be delivered to and held by or on behalf of the Agent pursuant to this Agreement, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Agent shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. The Agent shall have the right, at any time without notice to the Borrower, to transfer to, or to register in the name of, the Agent or any of its nominees, any or all of the Pledged Shares and any or all of the Pledged Notes, subject only to the revocable rights of the Borrower specified in Section 4.6. In
                                                          -----------
addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Shares or Pledged Notes for certificates or instruments of smaller or larger denominations.

          SECTION 2.4.   Dividends on Pledged Shares.  In the event that any
                         ---------------------------
Dividend is to be paid on any Pledged Share at a time when no Default or Event of Default has occurred and is continuing or would result therefrom and such Dividend is otherwise permitted by the Credit Agreement, such Dividend may be paid directly to the Borrower.

          SECTION 2.5.   No Duty to Agent.  The powers conferred on the Agent
                         ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or from any diminution in the value of any Collateral, by reason of the act or omission of any carrier, forwarding agency, or other agent selected by the Agent in good faith.

          SECTION 2.6.   Continuing Security Interest; Transfer of Secured
                         -------------------------------------------------
Obligation.  This Agreement shall:
- ----------

     (a)  create a continuing security interest in the Collateral;

     (b) remain in full force and effect until the earlier of (i) the payment in full and performance of all Secured Obligations or (ii) the consummation of the Merger;

     (c) be binding upon the Borrower, its administrators, successors and assigns, provided, however, that the Borrower may not assign any of its rights
         -------- --------
or obligations hereunder without the prior written consent of the Agent; and

     (d) inure to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns.

Without limitation to the foregoing, any Lender may assign or otherwise transfer any Note, Loan or other Secured Obligation held by it to any other Person, in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.   Warranties, Etc.  The Borrower represents and warrants
                         ---------------
as follows:

          (a) The Borrower is and at all times will be the legal and beneficial owner of, and has and at all times will have good and marketable title to (and has and at all times will have full right and authority to pledge and assign), all Collateral, free and clear of all Liens or other charges or encumbrances, except the Lien granted pursuant to this Agreement in favor of the Agent and the Lien granted to the Estate in the Initial Pledged Shares to the extent such Lien is subordinated to the Lien in favor of the Agent in the Initial Pledged Shares.

          (b) The delivery of the Collateral to the Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, and no filing or other action is necessary to perfect or protect such security interest, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the U.C.C. to perfect a security interest in certain proceeds of the Collateral that does not constitute Pledged Notes, Pledged Shares or other securities or instruments.

          (c) The Pledged Shares have been duly authorized and validly issued, and are fully paid, and nonassessable.

          (d) The Pledged Shares constitute that percentage of all of the issued and outstanding shares of Stock of the issuer set forth opposite such Pledged Shares on Attachment 2 hereto
                  ------------

               (e) The Pledged Notes evidence the amount of outstanding indebtedness for money borrowed of the respective obligors thereof indicated on Attachment 1 hereto
- ------------

          (f) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is or will be required either:

               (i) for the pledge by the Borrower of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Borrower, or

               (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement

          (except, with respect to any Pledged Shares or Pledged Notes, as may be required in connection with a disposition of such Pledged Shares or Pledged Notes by laws affecting the offering and sale of securities generally).

          SECTION 3.2.   Warranties upon Pledge of Additional Collateral.  The
                         -----------------------------------------------
Borrower shall be deemed to restate each representation and warranty set forth in Section 3.1 as at the date of each pledge hereunder by the Borrower to the
   -----------
Agent of any Collateral.

                                   ARTICLE 4

                                   COVENANTS

          SECTION 4.1.   Protect Collateral; Further Assurances, Etc.  The
                         -------------------------------------------
Borrower will not sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Agent hereunder or with respect to the Lien in favor of the Estate on the Initial Pledged Shares). The Borrower will warrant and defend the right, title and security interest herein granted to the Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Borrower agrees that at any time, and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further Instruments, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 4.2.   Issuance of Stock, Etc.  The Borrower will not,
                         ----------------------
subsequent to the date of this Agreement, without the prior written consent of the Required Lenders, cause or permit any Subsidiary to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of Stock or issue any additional shares of Stock or sell or transfer any treasury Stock; provided, however, that STI may issue additional
                             --------  -------
shares of Stock in connection with the exercise of any stock options existing as of the date hereof which have been issued under STI employee stock option plans or upon the exercise of warrants for Stock existing on the Closing Date.

          SECTION 4.3.   Taxes.  The Borrower will pay all taxes, assessments
                         -----
and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

          SECTION 4.4.   Stock Powers, Etc.  The Borrower agrees that all
                         -----------------
Pledged Shares (and all other shares of Stock constituting Collateral) delivered by the Borrower pursuant to this Agreement will be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Agent shall so request, with signatures guaranteed by a member of a national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. The Borrower will, from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of Stock constituting Collateral into the name of the Agent or any nominee designated by the Agent.

          SECTION 4.5.   Continuous Pledge.  Subject to Section 2.4, the
                         -----------------              -----------
Borrower will, at all times, keep pledged to the Agent pursuant hereto all Pledged Shares, all Dividends and Distributions with respect thereto, all Pledged Notes and all other Collateral.

          SECTION 4.6.   Voting Rights; Dividends, Etc.  The Borrower agrees to
                         -----------------------------
deliver all Distributions at any time received by it to the Agent to be held as Collateral hereunder. The Borrower shall be entitled to (i) exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Credit Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Shares (subject to the Borrower's obligation to deliver to the Agent such Pledged Shares, and (ii) receive all Dividends in accordance with Section
                                                                       -------
2.4 to the extent such Dividends were permitted to be paid pursuant to the
- ---
Credit Agreement; provided, however, that
                  --------  -------

          (a) if any Event of Default shall have occurred and be continuing or if any Event of Default shall occur as a result thereof, promptly upon receipt thereof by the Borrower and without any request therefor by the Agent, the Borrower shall deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Dividends, all of which shall be held by the Agent as additional Collateral for use in accordance with Section 5.5;
                                                    -----------

          (b) if any Event of Default shall have occurred and be continuing, all rights of the Borrower to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

          (c) if any Event of Default shall have occurred and be continuing, promptly upon request of the Agent, the Borrower shall deliver to the Agent such proxies and other documents as may be necessary to allow the Agent to exercise the voting and other consensual rights with respect to any Collateral.

All Dividends, Distributions, cash payments and proceeds which the Borrower is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by the Borrower separate and apart from its other property in trust for the Agent. The Agent agrees that unless an Event of Default shall have occurred and be continuing, the Agent shall, upon the written request of the Borrower, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Borrower which are necessary to allow the Borrower to exercise voting power with respect to any share of Stock (including Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast,
                                 --------  -------
or consent, waiver or ratification given, or action taken by the Borrower that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Agreement).

          SECTION 4.7.   Additional Information.  The Borrower will furnish to
                         ----------------------
the Agent and the Lenders written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.
                                           ---------

          SECTION 4.8.   Additional Pledged Collateral.  In the event that the
                         -----------------------------
Borrower is required, under the terms of the Credit Agreement, the terms of any other Loan Document or otherwise, to pledge any Collateral after the Closing Date, the Borrower shall pledge such Collateral, and be bound with respect to such Collateral by all of the terms and conditions hereof, by delivery to the Agent of such Collateral together with an executed counterpart of a Supplement to Pledge Agreement in the form of Exhibit A attached hereto.
                                   ---------

                                   ARTICLE 5

                          EVENTS OF DEFAULT; REMEDIES

          SECTION 5.1.   Events of Default.  Each of the following shall
                         -----------------
constitute an "Event of Default" hereunder:

          (a) if there shall occur any Event of Default under the Credit Agreement;

          (b) if any of the Collateral shall be attached or levied upon or seized in any legal proceeding, or held by virtue of any Lien or distress, other than Liens permitted under Section 6.2.3 of the Credit Agreement; or

          (c) if any representation or warranty of the Borrower set forth herein or in the Credit Agreement shall be untrue in any material respect or if the Borrower shall default in the due performance and observance of any covenant contained herein and such default shall continue unremedied for a period of ten
(10) days after notice thereof shall have been given to the Borrower by the Agent.

          SECTION 5.2.   Actions upon Event of Default.  In addition to its
                         -----------------------------
rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing, the Agent shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law. Any notification required by law of any intended disposition by the Agent of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Without limitation of the above, the Agent may or, upon direction of the Required Lenders, shall whenever an Event of Default shall have occurred and be continuing, without prior notice to the Borrower, take all or any of the following actions:

          (a) transfer all or any part of the Collateral into the name of the Agent or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

          (b) notify the obligors on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder;

          (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

          (d) endorse any checks, drafts or other writings in the Borrower's name to allow collection of the Collateral;

          (e)  take control of any proceeds of the Collateral; and

          (f) execute (in the name, place and stead of the Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

          SECTION 5.3. Attorney-in-Fact. The Borrower hereby irrevocably
                       ----------------
appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Agent, the Lenders or otherwise, for the sole use and benefit of the Agent and the Lenders, but at the Borrower's expense, upon the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

          SECTION 5.4. Private Sales. (a) The Borrower recognizes that the Agent
                       -------------
may be unable, after the occurrence and during the continuance of any Event of Default, to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law or otherwise, and may be
 --------------
compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit any Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities law, even if such Subsidiary would agree to do so.

          (b) The Borrower further agrees to use its best efforts, after the occurrence and during the continuance of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this Section 5.4 valid and binding
                                                   -----------
and in compliance with any and all other applicable Requirements of Law.

          SECTION 5.5.   Application of Proceeds.  All cash proceeds received by
                         -----------------------
the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 9.3 of the Credit Agreement and Sec tion 5.6 of this Agreement) in whole or in part by the Agent against, all or any part of the Secured Obligations in the following order:

          (a)  first, ratably, to the unpaid interest (including post-petition
               -----
interest) accrued and then due or owing on the Secured Obligations and to the aggregate amount of fees described in Section 2.4 of the Credit Agreement which
                                      -----------
have accrued and are unpaid;

          (b)  second, ratably, among holders of the Notes, on account of all
               ------
principal of any Secured Obligations then due or owing; and

          (c)  third, to any other Secured Obligations then due or owing.
               -----
After termination of the Commitments, any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 5.6.   Indemnity and Expenses.  The Borrower hereby
                         ----------------------
indemnifies and holds harmless the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Agent's gross negligence or willful misconduct. Upon demand, the Borrower will pay, or cause to be paid, to the Agent the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with:

          (a)  the administration of this Agreement;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights of the Agent hereunder and any action taken by the Agent under Section 6.4; and
                                                  -----------

          (d) the failure by the Borrower to perform or observe any of the provisions hereof.

          SECTION 5.7.   Registration Rights.  If the Agent shall determine to
                         -------------------
exercise its right to sell any of the Pledged Shares pursuant to Section 5.2
                                                                 -----------
 or under applicable law, the Borrower agrees that, upon request of the Agent, as soon as practicable, the Borrower will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Shares that is a Subsidiary of the Borrower and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Shares under the state securities or "Blue Sky" laws and to obtain all necessary governmental approval for the sale of the Pledged Shares, as requested by the Agent;

          (c) cause each issuer of the Pledged Shares that is a Subsidiary of the Borrower to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 14(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law.

The Borrower further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent and the Lenders by reason of the failure of the Borrower to perform any of the covenants contained in this Section and, consequently, agrees that the remedy of specific performance may be granted to require the Borrower to comply with the covenants contained in this Section, at any time after the Agent shall demand compliance with this Section.

                                   ARTICLE 6

                                 MISCELLANEOUS

          SECTION 6.1.   Loan Document.  This Agreement is a Loan Document
                         -------------
executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.

          SECTION 6.2.   Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement nor consent to any departures by the Borrower herefrom shall in any event be effective unless the same shall be in writing, signed by the Agent (with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 6.3.   Obligations Not Affected.  The obligations of the
                         ------------------------
Borrower under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

          (a) any amendment or modification or addition or supplement to the Credit Agreement, any Note, any other Loan Document, any Instrument delivered in connection therewith or any assignment or transfer thereof;

          (b) any exercise, non-exercise or waiver by the Agent or any Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Credit Agreement or any other Loan Document;

          (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Credit Agreement or any other Loan Document or any assignment or transfer of any thereof; or

          (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Borrower or any other Person, whether or not the Borrower shall have notice or knowledge of any of the foregoing.

          SECTION 6.4.   Protection of Collateral.  The Agent may from time to
                         ------------------------
time, at its option, perform any act which the Borrower agrees hereunder to perform and which the Borrower shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

          SECTION 6.5.   Addresses for Notices.  All notices and other
                         ---------------------
communications provided for hereunder to any party hereto shall be given in the manner provided in Section 9.2 of the Credit Agreement.

          SECTION 6.6.   Governing Law; Jurisdiction.  (a)  THIS AGREEMENT SHALL
                         ---------------------------
BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK.

          (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (AND THE BORROWER AGREES THAT SUCH JURISDICTION WILL BE EXCLUSIVE WITH RESPECT TO CLAIMS BROUGHT BY THE BORROWER AGAINST THE AGENT OR ANY

LENDER), AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

          (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and on behalf of its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in the Southern District of New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at the address set forth below, but the Borrower's failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to the Borrower at its address set forth below, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of the Borrower and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 6.6 shall affect the right
                                            -----------
of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

          SECTION 6.7.   Waiver of Jury Trial, Etc.  THE AGENT, THE LENDERS AND
                         -------------------------
THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THE CREDIT AGREEMENT.

          SECTION 6.8.   Limitation of Liability.  Neither the Agent, the
                         -----------------------
Lenders nor any Affiliate thereof, shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY

SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

          SECTION 6.9.   Counterparts, Effectiveness, etc.  This Agreement may
                         ---------------------------------
be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

          SECTION 6.10.  Termination.  Upon the earlier of (i) the payment in
                         -----------
full and performance of all Secured Obligations or (ii) the consummation of the Merger, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination the Agent will, at the Borrower's expense, deliver all certificates and instruments representing or evidencing all Pledged Shares and the Pledged Notes, together with all other Collateral held by the Agent under this Agreement, and execute and deliver to the Borrower, at the Borrower's expense, such documents as the Borrower shall reasonably request to evidence such termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

                              BRUNSWICK  BIOMEDICAL CORPORATION


                              By: /s/ James H. Miller
                                 ----------------------
                                   James H. Miller
                                   President


                              INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                              CORPORATION, as Agent



                              By: /s/ Darren Wells
                                  ----------------------
                                   Darren Wells
                                   Managing Director

                                                                    ATTACHMENT 1
                                                         (to the Stock and Notes
                                                               Pledge Agreement)


                                 PLEDGED NOTES
                                 -------------

 Issuer/         Date of          Face             Outstanding
 Maker          Instrument        Amount         Principal Amount
 -----          ----------        ------         ----------------

Brunswick       4/15/96           $600,000.00       $550,000.00
Biomedical
Technologies,
Inc.

                                                                    ATTACHMENT 2
                                                         (to the Stock and Notes
                                                               Pledge Agreement)


                                PLEDGED SHARES
                                --------------

                Class of     Number of    Certificate   Percentage
 Issuer      Capital Stock    Shares       Number(s)    of Outstanding
 ------      -------------  -----------  -------------  --------------

Survival
Technology,  Common          1,888,126    Listed on     61.14% attached
                                          Exhibit A-1


Brunswick    Common             90,000        1            90%
Biomedical
Technologies,
Inc.

                                   EXHIBIT A
                                   ---------
                                      to
                       Stock and Notes Pledge Agreement
                       --------------------------------


                        SUPPLEMENT TO PLEDGE AGREEMENT
                        ------------------------------


          THIS SUPPLEMENT TO PLEDGE AGREEMENT (this "Supplement"), dated as of
                                                     ----------
_____________ __, 19___, is executed by BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), in favor of INTERNATIONALE
                                --------
NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), as Agent
                                                                 ---
(in such capacity, the "Agent") for itself and the other lenders (ING and such
                        -----
other lenders, collectively, the "Lenders") as are, or may from time to time
                                  -------
become, parties to the Credit Agreement (as defined below). Terms used herein but not defined herein shall have the meaning defined for those terms in the Pledge Agreement (as defined below).

                             W I T N E S S E T H:
                             -------------------

RECITALS.
- --------

          A. The Borrower, the Agent and the Lenders have entered into a certain Credit Agreement, dated as of April 15, 1996 (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit
                                                                     ------
Agreement"); and
- ---------

          B. Pursuant to that certain Stock and Notes Pledge Agreement, dated as of April 15, 1996 (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Pledge Agreement"), the Borrower has granted to
                                 ----------------
the Agent, for its benefit and the benefit of the Lenders, a security interest in the Collateral; and

          C. Pursuant to Section 4.1 of the Credit Agreement and Section 4.8 of the Pledge Agreement, the Borrower is required to execute and deliver to the Agent this Supple ment, and the Borrower desires to execute and deliver this Supplement to satisfy such requirement and condition;

          NOW, THEREFORE, in consideration of the premises and in order to ensure the Borrower's compliance with the Credit Agreement, the Borrower hereby agrees as follows:

          SECTION 1.     Additional Pledge.  As security for the payment and
                         -----------------
performance of the Secured Obligations, the Borrower hereby:

          (a) pledges, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Agent, for its benefit and the ratable benefit of the Lenders and grants to the

Agent, for its ratable benefit and the benefit of the Lenders, a security interest in all of Borrower's right, title and interest in and to

     (i)  the shares of capital stock more particularly described in
Schedule I hereto and the certificates evidencing such shares (the "Additional
- ----------                                                          ----------
Pledged Shares") and all cash, instruments and other property from time to time
- --------------
received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Shares;

    (ii)  the notes and other instruments more particularly described in
Schedule I hereto (the "Additional Pledged Notes") and all interest, cash,
- ----------              ------------------------
instruments or other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Notes;

   (iii) all rights and interests of Borrower under any pledge or security agreements pledging to the Borrower or granting to the Borrower a security interest in any collateral security for the Additional Pledged Notes; and

    (iv) all other Collateral relating to the Additional Pledged Shares or the Additional Pledged Notes (the items described in clauses (i) through (iv) of this subsection (a), collectively, the "Additional Pledged Collateral"); and
                                        -----------------------------

          (b) delivers to the Agent, for its benefit and the benefit of the Lenders and any other holder of any Obligations, all of Borrower's right, title and interest in and to the certificates and instruments evidencing the Additional Pledged Shares and the Additional Pledged Notes, accompanied by instruments of transfer or assignment, duly executed in blank.

          SECTION 2.     Representations and Warranties.  Borrower hereby (a)
                         ------------------------------
represents and warrants that the Additional Pledged Notes evidence the amount of the outstanding indebtedness for money borrowed of the respective obligors thereof, and the Additional Pledged Notes evidence the amount of outstanding indebtedness for money borrowed of the obligors indicated on Schedule I hereto;
                                                             ----------
(b) represents and warrants that the Borrower is the legal and beneficial owner of the Additional Pledged Shares and the Additional Pledged Notes, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Pledge Agreement as supplemented by this Supplement; and (c) restates each representation and warranty set forth in Section 3.1 of the Pledge Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Shares and the Additional Pledged Notes.

          SECTION 3.     Additional Pledged Collateral.  By execution and
                         -----------------------------
delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Pledge Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Closing Date, and shall be subject to all of the terms and conditions governing Collateral under the Pledge Agreement. From and after the date hereof, Attachment 1 to the Pledge Agreement is hereby amended to add the Additional Pledged Notes and Attachment 2 to the Pledge Agreement is hereby amended to add the Additional Pledged Shares.

          SECTION 4.     Binding Effect.  This Supplement shall become effective
                         --------------
when it shall have been executed by the Borrower and thereafter shall be binding upon the Borrower and shall inure to the benefit of the Agent and the Lenders. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Pledge Agreement. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 5.     Governing Law; Terms.  THIS SUPPLEMENT SHALL BE DEEMED
                         --------------------
TO BE A CONTRACT MADE UNDER AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK. Unless otherwise defined herein or in the Pledge Agreement, terms defined in Article 9 of the U.C.C. are used herein as therein defined.

          SECTION 6.     Execution in Counterparts.  This Supplement may be
                         -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Borrower has caused this Supplement to be duly executed and delivered under seal by its duly authorized officer as of the date first above written.


                                        BRUNSWICK BIOMEDICAL
                                        CORPORATION


                                        By:_________________________________
                                            Name
                                            Title:



Acknowledged and Agreed to:


INTERNATIONALE NEDERLANDEN  (U.S.)
CAPITAL CORPORATION, as Agent



By:______________________________
     Name:
     Title:

                                  SCHEDULE I
                                  ----------
                                      to
                        Supplement to Pledge Agreement
                        ------------------------------


Additional Pledged Notes:
- ------------------------

Issuer/       Date of      Face        Outstanding      Maturity
Maker         Instrument   Amount    Principal Amount     Date
- -------       ----------   ------    ----------------   --------







Additional Pledged Shares:
- -------------------------


              Class of          Number of     Certificate     Percentage
Issuer        Capital Stock      Shares       Number(s)      of Outstanding
- ------        -------------     ---------     -----------    --------------